Exhibit 2.1

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 to the AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of July 17, 2008 (this “Amendment”), is by and among L-1 IDENTITY SOLUTIONS, INC., a Delaware corporation (“Parent”), DOLOMITE ACQUISITION CO., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and DIGIMARC CORPORATION, a Delaware corporation (the “Company”).  All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the parties hereto are parties to that certain Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2008 (the “Merger Agreement”); and

WHEREAS, the parties hereto have agreed to amend the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Amendment, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

SECTION 1.           Amendments to the Merger Agreement.

(a)           The third “WHEREAS” clause of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“WHEREAS, on the terms and subject to the conditions set forth herein, Merger Sub has agreed to commence a tender offer (such tender offer, as it may be amended and supplemented from time to time as permitted under this Agreement, the “Offer”) to purchase all outstanding shares of common stock, par value $0.001 per share, of the Company (together with the Company Rights issued pursuant to the Company Rights Agreement, the “Company Common Stock”), at the price per share of Company Common Stock set forth in Section 1.1(g), in cash without interest (such price, or any higher price as may be paid in the Offer in accordance with this Agreement, the “Offer Price”), subject to any applicable withholding of Taxes;”

(b)           Section 1.1(g) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

“The Offer Price to be paid by Parent and Merger Sub in the Offer for each issued and outstanding share of Company Common Stock shall be $12.25.”

SECTION 2.           General.

(a)           This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(b)           This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State.

(c)           On and after the date hereof each reference in the Merger Agreement to “this Agreement,” “herein” or words of like import shall mean and be a reference to the Merger Agreement as amended hereby.  No reference to this Amendment need be made in any instrument or document at any time when referring to the Merger Agreement, and a reference to the Merger Agreement in any such instrument or document shall be deemed to be a reference to the Merger Agreement as amended hereby.

(d)           Except as specifically provided for in this Amendment, all other provisions of the Merger Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

L-1 IDENTITY SOLUTIONS, INC.

By:	/s/ Robert V. LaPenta
	Name:	Robert V. LaPenta
	Title:	Chairman, President and Chief Executive Officer

DOLOMITE ACQUISITION CO.

By:	/s/ Robert V. LaPenta
	Name:	Robert V. LaPenta
	Title:	Chairman and Chief Executive Officer

DIGIMARC CORPORATION

By:	/s/ Robert Chamness
	Name:	Robert Chamness
	Title:	Chief Legal Officer and Secretary

SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER